STAR FUNDS

                                AMENDMENT NO. 19
                              DECLARATION OF TRUST
                             DATED JANUARY 28, 1989

     THIS Declaration of Trust is amended as follows:

     DELETE the first paragraph of Section 5 of Article III from the Declaration of Trust and REPLACE it with the following:

          "Section 5.  Establishment and Designation of Series or Class. Without
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           limiting the authority of the Trustees set forth in Article XII,
          Section 8, inter alia, to establish and designate any additional Series or Class or to modify the rights and preferences of any existing Series or Class, the Series and Classes of the Trust are established and designated as:


          Star Capital Appreciation Fund
          Star Growth Equity Fund
               Investment Shares
               Trust Shares
          Star International Equity Fund
          Star Market Capitalization Fund
          Star Ohio Tax-Free Money Market Fund
          Star Relative Value Fund
               Investment Shares
               Trust Shares
          Star Strategic Income Fund
          Star Tax-Free Money Market Fund
          Star Treasury Fund
               Investment Shares
               Trust Shares
          Star U.S. Government Income Fund
          The Stellar Fund
               Investment Shares
               Trust Shares
          The Stellar Insured Tax-Free Bond Fund

     The undersigned hereby certify that the above-stated Amendment is a true and correct Amendment to the Declaration of Trust, as adopted by the Board of Trustees on the 18th day of November, 1997.

     WITNESS the due execution hereof this 1st day of December, 1997.

/s/ Thomas L. Conlan Jr.                     /s/ William H. Zimmer III
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Thomas L. Conlan, Jr.                        William H. Zimmer, III


/s/ Edward C. Gonzales                       /s/ Dawn M. Hornback
--------------------------------             ----------------------------
Edward C. Gonzales                           Dawn M. Hornback


/s/ Alfred Gottschalk                        /s/ Lawrence M. Turner
--------------------------------             ----------------------------
Alfred Gottschalk                            Lawrence M. Turner


/s/ Robert J. Hill
--------------------------------
Robert J. Hill